UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53175	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 13, 2008, our indirect wholly-owned subsidiary, Apple Eight Hospitality Ownership, Inc., closed on the purchase of two hotels. The sellers have no material relationship with us or our subsidiaries, other than through the purchase contracts.

The table below describes the hotels:

Hotel Location	Franchise (a)	Number of Rooms	Purchase Price
Burbank, California	Residence Inn	166	$50,500,000
San Diego, California	Residence Inn	125	28,750,000

TOTAL		291	$79,250,000

Note:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

The purchase price for each hotel was funded by the Company’s cash on hand.

Additional information regarding the purchase contracts for these hotels is set forth in our Form 8-K dated April 3, 2008 and filed with the Securities and Exchange Commission on April 4, 2008, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

a.	Financial statements of businesses acquired.

(Financial statements will be filed as necessary by amendment within the required time period)

b.	Pro forma financial information.

(Pro forma financial information will be filed as necessary by amendment within the required time period)

c.	Shell company transaction.

None

d.	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

May 15, 2008

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